                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant                              [X]

Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

                                  Sepracor Inc.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No Fee Required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.               Title of each class of securities to which transaction applies:

                 ...............................................................

2.                Aggregate number of securities to which transaction applies:

                  ..............................................................

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  ..............................................................

4.                Proposed maximum aggregate value of transaction:

                  ..............................................................

5.                Total fee paid:

                  ..............................................................


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.                Amount Previously Paid:

                  ..............................................................

2.                Form, Schedule or Registration Statement No.:

                  ..............................................................

3.                Filing Party:

                  ..............................................................

4.                Date Filed:

                  ..............................................................

                                 SEPRACOR INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 1997

     The 1997 Annual Meeting of Stockholders of Sepracor Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, May 14, 1997 at 9:00 a.m., local time, to consider and act upon the following matters:

          1. To elect three Class I Directors for the ensuing three years;

          2. To approve an amendment to the Company's 1991 Director Stock Option Plan (the "Director Plan") extending the period during which options may be granted under the Director Plan until July 31, 1999;

          3. To reapprove the 1991 Restated Stock Option Plan (the "1991 Plan") to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 1, 1997 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          DAVID P. SOUTHWELL
                                          Secretary
Marlborough, Massachusetts
April 14, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 SEPRACOR INC.
                                111 LOCKE DRIVE
                        MARLBOROUGH, MASSACHUSETTS 01752

          PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sepracor Inc. ("Sepracor" or the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 9:00 a.m. on Wednesday, May 14, 1997 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 14, 1997.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, SEPRACOR INC., 111 LOCKE DRIVE, MARLBOROUGH, MASSACHUSETTS 01752.

VOTING SECURITIES AND VOTES REQUIRED

     On April 1, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 27,422,723 shares of Common Stock of the Company, $.10 par value per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     The Company has outstanding 312,500 shares of Series B Redeemable Exchangeable Preferred Stock, $1.00 par value per share (the "Series B Preferred Stock"). Except as otherwise required by law, the holders of Series B Preferred Stock are not entitled to any voting rights and are not entitled to vote on any matter being considered at the Annual Meeting.

     Under the Company's Amended and Restated By-laws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes cast by the stockholders is required for the approval of the amendment to the Director Plan and the reapproval of the 1991 Plan.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors, the approval of the amendment to the Director Plan and the reapproval of the 1991 Plan.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director;
(iii) each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below (the "Named Executive
Officers") and (iv) all directors and executive officers of the Company as a group.

     The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after January 31, 1997 through the exercise of any stock option or other right or upon conversion of the Company's 7% Convertible Subordinated Debentures
due 2002 (the "Debentures"). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
                                                             SHARES OF COMMON       PERCENTAGE OF
                                                                  STOCK                COMMON
                                                               BENEFICIALLY             STOCK
NAME AND ADDRESS                                                  OWNED              OUTSTANDING
----------------                                             ----------------       -------------
5% STOCKHOLDERS
FMR Corp...................................................      3,224,100(1)            11.8%
  82 Devonshire Street
  Boston, MA 02109
Mellon Bank Corporation....................................      1,567,000(2)             5.7%
  One Mellon Bank Center
  Pittsburgh, PA 15258
DIRECTORS
Timothy J. Barberich.......................................        566,393(3)             2.0%
James G. Andress...........................................         19,333(4)               *
Digby W. Barrios...........................................         16,333(5)               *
Robert J. Cresci...........................................         19,333(6)               *
Robert F. Johnston.........................................        727,971(7)             2.7%
Keith Mansford, Ph.D.......................................         17,433(8)               *
James F. Mrazek............................................        169,882(9)               *
Alan A. Steigrod...........................................          8,000(10)              *

                                                             SHARES OF COMMON       PERCENTAGE OF
                                                                  STOCK                COMMON
                                                               BENEFICIALLY             STOCK
NAME AND ADDRESS                                                  OWNED              OUTSTANDING
----------------                                             ----------------       -------------
OTHER NAMED EXECUTIVE OFFICERS
David S. Barlow............................................        190,397(11)              *
Paul D. Rubin, M.D.........................................            193                  *
David P. Southwell.........................................        153,800(12)              *
Robert F. Scumaci..........................................         18,081(13)              *
All directors and executive officers as a group (13              1,907,149(14)            6.8%
  persons).................................................

---------------
  *  Represents holdings of less than one percent.

 (1) This information is taken from a Schedule 13G/A dated February 14, 1997.

 (2) This information is taken from a Schedule 13G dated January 30, 1997.

 (3) Includes 353,671 shares of Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options. Includes an aggregate of 30,000 shares of Common Stock held in trust for Mr. Barberich's daughter and 8,000 shares held by Mr. Barberich's wife, as to which shares Mr. Barberich disclaims beneficial ownership.

 (4) Consists of 19,333 shares of Common Stock which Mr. Andress has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding stock options.

 (5) Includes 15,333 shares of Common Stock which Mr. Barrios has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding stock options.

 (6) Represents 19,333 shares of Common Stock which Mr. Cresci has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options. Does not include 7,778 shares issuable upon exercise of warrants held of record by the State Employees' Retirement Fund of the State of Delaware (the "Fund"), 2,100 shares issuable upon exercise of warrants held of record by ICI American Holdings, Inc. ("ICI") and 1,789 shares issuable upon exercise of warrants held of record by Zeneca Holdings, Inc. ("Zeneca"). Also excludes 467,478 shares of the Company's Common Stock issuable upon the conversion of the Debentures held by ICI (36,839 shares), Zeneca (24,644 shares), the Fund (112,042 shares), Thermo Electron Balance Investment Fund ("Thermo Investment") (27,947 shares) and General Motors Employees Domestic Group Trust ("GM Trust") (266,006 shares). The warrants held by ICI, Zeneca and the Fund and the Debentures held by ICI, Zeneca, the Fund, Thermo Investment and GM Trust are managed by Pecks Management Partners Ltd. Mr. Cresci, a Managing Director of Pecks Management Partners Ltd., has shared voting and investment power with respect to shares issuable upon exercise of such warrants and the Debentures and disclaims beneficial ownership of all such shares.

 (7) Includes 19,333 shares of Common Stock which Mr. Johnston has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options. Also includes an aggregate of 279,000 shares of Common Stock held in trust for Mr. Johnston's children, 190,000 shares held by Mr. Johnston's wife and 7,500 shares held in charitable trusts, as to all of which such shares Mr. Johnston disclaims beneficial ownership.

 (8) Includes 17,333 shares of Common Stock which Dr. Mansford has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.

 (9) Includes 19,333 shares of Common Stock which Mr. Mrazek has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.

(10) Includes 4,000 shares of Common Stock which Mr. Steigrod has the right to acquire within 60 days of January 31, 1997 upon exercise of outstanding options.

(11) Consists of 190,397 shares of Common Stock which Mr. Barlow has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.

(12) Includes 150,000 shares of Common Stock which Mr. Southwell has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.

(13) Includes 17,000 shares of Common Stock which Mr. Scumaci has the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.

(14) Includes an aggregate of 825,066 shares of Common Stock which all executive officers and directors have the right to acquire within 60 days after January 31, 1997 upon exercise of outstanding options.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class I Directors, three Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meetings of stockholders to be held in 1997, 1999 and 1998, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     The persons named in the enclosed proxy will vote to elect as directors James G. Andress, Robert J. Cresci and James F. Mrazek, the Class I nominees named below, unless the proxy is marked otherwise. Each of the nominees is currently a member of the Board of Directors of the Company. Each Class I Director will be elected to hold office until the Annual Meeting of Stockholders in 2000 and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for election as Class I directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1997, appears under the heading "Stock Ownership of Certain Beneficial Owners and Management."

            NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS I DIRECTORS)

     JAMES G. ANDRESS, age 58, has been a director since 1991.

          Since November 1996, Mr. Andress has been Chief Executive Officer of Warner Chilcott, Plc, a privately held pharmaceutical company. From November 1995 to October 1996, Mr. Andress was a management consultant. Mr. Andress served as President and Chief Executive Officer of Information Resources, Inc., a market research and computer software company, from 1989 to November 1995. He also serves as a director of Allstate Insurance Company, Inc., Information Resources, Inc., NeoRx Corporation, OptionCare Corporation, The Liposome Company, Inc., Source International and Xoma Corporation.

     ROBERT J. CRESCI, age 53, has been a director since 1990.

          Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves as a director of Bridgeport Machines, Inc., Educational Medical, Inc., EIS International, Inc., Film Roman, Inc., Garnet Resources Corporation, GeoWaste, Inc., HarCor Energy, Inc., Hitox, Inc., Meris Laboratories, Inc., Natures Elements, Inc., Olympic Financial, Ltd., Serv-Tech, Inc., Vestro Natural Foods, Inc. and several private companies.

     JAMES F. MRAZEK, age 56, has been a director since 1984.

          Since April 1996, Mr. Mrazek has served as President and Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 to March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm. He also serves as a director of Photon Technology International, Inc.

           DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS III DIRECTORS)

     DIGBY W. BARRIOS, age 59, has been a director since 1992.

          Since July 1992, Mr. Barrios has been a management consultant. Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company, from 1988 until June 1992. Mr. Barrios also serves as a director of Cypros Pharmaceutical Corporation and Roberts Pharmaceutical Corporation.

     ALAN A. STEIGROD, age 59, has been a director since February 1995.

          Since January 1996, Mr. Steigrod has been President and Chief Executive Officer of Newport HealthCare Ventures, which provides consulting services in connection with the biopharmaceutical industry. From January 1993 to November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a development-stage neuroscience company. From March 1991 to January 1993, Mr. Steigrod was an independent biotechnology/pharmaceutical business consultant. Mr. Steigrod also serves as a director of Cellegy, Inc.

           DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS II DIRECTORS)

     TIMOTHY J. BARBERICH, age 49, has been a director since 1984.

          Mr. Barberich has served as President and Chief Executive Officer of the Company since 1984. He also serves as Chairman of the Board and a director of BioSepra Inc. and HemaSure Inc., publicly held subsidiaries of the Company.

     ROBERT F. JOHNSTON, age 60, has been a director since 1984.

          Mr. Johnston has served as Managing Director of Johnston Associates, Inc., a venture capital firm, since 1988. He also serves as a director of Envirogen, Inc.

     KEITH MANSFORD, PH.D., age 65, has been a director since 1993.

          Dr. Mansford has served as the Principal of Mansford Associates, a pharmaceutical consulting firm, since 1992. Dr. Mansford served as a Chairman, Research & Development, of SmithKline Beecham plc from July 1989 to January 1992.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held one meeting in 1996. The members of the Audit Committee are Messrs. Cresci, Johnston and Steigrod.

     The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the Company, adoption and amendment of all stock option and other employee benefit plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee held two meetings during 1996. The members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. See "Report of the Compensation Committee" below.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held six meetings, including two telephonic meetings, during 1996. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

COMPENSATION FOR DIRECTORS

     Directors who are neither officers nor employees of the Company (the "Outside Directors") receive $12,000 per year for their services as directors plus $1,200 for each Board and Committee meeting attended, receive expense reimbursement for attending Board and Committee meetings and are entitled to participate in the Company's 1991 Director Stock Option Plan (the "Director Plan") which provides for automatic grants of non-statutory stock options to Outside Directors. For a description of the terms of the Director Plan, see "Approval of Amendment to the Company's 1991 Director Stock Option Plan" below. Under the Director Plan, Messrs. Johnston, Cresci and Mrazek were each granted an option to purchase 10,000 shares of Common Stock on December 31, 1991. Mr. Barrios, Dr. Mansford and Mr. Steigrod were each granted an option to purchase 10,000 shares of Common Stock upon their initial election to the Board of Directors in November 1992, March 1993 and February 1995, respectively. In addition, Messrs. Johnston, Cresci, Mrazek, Barrios and Andress and Dr. Mansford were each granted an option to purchase 3,333 shares of Common Stock in May 1994, an option to purchase 6,000 shares of Common Stock in May 1995 and an additional option to purchase 8,000 shares of Common Stock in May 1996.

     Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

     The Company is a party to a consulting agreement with Mr. Barrios, a director of the Company, under which Mr. Barrios provides consulting services to the Company for $1,500 per month. Mr. Barrios received $18,000 in consulting fees in 1996.

     The Company is a party to a consulting arrangement with Johnston Associates, Inc., an affiliate of Mr. Johnston, a director of the Company, under which the Company pays a retainer fee of $1,000 per month and would be required to pay certain additional fees to Johnston Associates in the event the Company enters into a license agreement for certain pharmaceutical products with specified customers. Under this consulting agreement, the Company paid Johnston Associates, Inc. $12,000 in 1996.

     The Company is a party to a consulting agreement with Mr. Steigrod, a director of the Company, which expires December 31, 1997. Under this consulting agreement, as amended, Mr. Steigrod performs such consulting services as the Company reasonably requests in the areas of potential Company acquisitions, the upper respiratory markets and specialty sales and marketing capabilities and organizations. Under this agreement the Company pays Mr. Steigrod $250 an hour for his services, not to exceed $2,000 per day or an aggregate of $42,000 for 1997. The Company also reimburses Mr. Steigrod for his expenses incurred in connection with the performance of services requested pursuant to the consulting agreement. Under this consulting agreement the Company paid Mr. Steigrod $8,000 for services rendered in 1996.

     Under a consulting agreement between the Company and Dr. Mansford, a director of the Company, Dr. Mansford provides consulting services to the Company in the area of the development of chiral and pharmaceutical products. Under this agreement the Company pays Dr. Mansford a retainer fee of $1,000 per month and an additional $500 for each half day of services rendered by Dr. Mansford in excess of 12 days per year, up to a yearly maximum of $15,000 for such additional services. Under this consulting agreement the Company paid Dr. Mansford $12,000 for services rendered in 1996.

COMPENSATION OF EXECUTIVE OFFICERS


     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three years of the Company's President and Chief Executive Officer and the Company's four other most highly compensated executive officers during 1996
(the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                   ANNUAL COMPENSATION           ----------------
                                            ----------------------------------      NUMBER OF
                                                                  OTHER ANNUAL        SHARES         ALL OTHER
NAME AND                                     SALARY     BONUS     COMPENSATION   UNDERLYING STOCK   COMPENSATION
PRINCIPAL POSITION                   YEAR     ($)        ($)         ($)(1)        OPTIONS (2)         ($)(3)
------------------                   -----  --------   --------   ------------   ----------------   ------------
Timothy J. Barberich...............   1996  $251,730   $ 85,000     $      0                0          $2,099
President and Chief Executive         1995   225,813     80,000            0          300,000           1,675
Officer                               1994   216,185          0            0          240,000             522
David S. Barlow....................   1996   184,577     80,000            0                0           1,879
Executive Vice President and          1995   175,251     70,000       32,531          400,000(4)          448
President, Pharmaceuticals            1994   164,796     50,000       33,653          100,000             198
David P. Southwell(5)..............   1996   183,403     80,000            0                0           1,564
Executive Vice President, Chief       1995   160,001     70,000            0          130,000             364
Financial Officer and Secretary       1994    71,375    100,000(6)         0          300,000              68
Paul D. Rubin, M.D.(7).............   1996   180,000    170,000(8)    51,465          200,000           1,714
Senior Vice President, Development
Robert F. Scumaci(9)...............   1996   145,924     30,000        8,077                0           1,421
Senior Vice President, Finance        1995   111,070     28,350       43,534           65,000             196
and Treasurer


---------------

(1) Amounts shown represent reimbursement received for relocation expenses. Other Compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10 percent of the total salary and bonus for each Named Executive Officer for such year.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1994, 1995 and 1996.

(3) Represents the taxable portion of group life insurance paid by the Company and/or the value of 401(k) matching contributions made by the Company.

(4) The number of options awarded in 1995 includes options for 200,000 shares which were repriced in 1995.

(5) Mr. Southwell joined the Company as Senior Vice President and Chief Financial Officer in July 1994.

(6) Includes a signing bonus of $50,000 in lieu of payments for relocation.

(7) Dr. Rubin joined the Company in April 1996.

(8) Includes a $50,000 signing bonus.

(9) Mr. Scumaci joined the Company as Vice President and Corporate Controller in March 1995.

     Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1996 by the Company to the Named Executive Officers.

                           OPTION GRANTS IN LAST YEAR
                                         INDIVIDUAL GRANTS
                                -----------------------------------
                                             PERCENT OF                            POTENTIAL REALIZABLE
                                NUMBER OF      TOTAL                              VALUE AT ASSUMED ANNUAL
                                SECURITIES    OPTIONS                              RATES OF STOCK PRICE
                                UNDERLYING   GRANTED TO   EXERCISE                APPRECIATION FOR OPTION
                                 OPTIONS     EMPLOYEES     OR BASE                        TERM(3)
                                 GRANTED     IN FISCAL      PRICE     EXPIRATION  -----------------------
NAME                               #(1)         YEAR      ($/SH)(2)      DATE       5%($)        10%($)
----                            ----------   ----------   ---------   ----------  ----------   ----------
Timothy J. Barberich..........          0         0            N/A           N/A         N/A          N/A
David S. Barlow...............          0         0            N/A           N/A         N/A          N/A
David P. Southwell............          0         0            N/A           N/A         N/A          N/A
Paul D. Rubin, M.D............    200,000        35        $ 12.62     4/17/2006  $1,587,330   $4,022,606
Robert F. Scumaci.............          0         0            N/A           N/A         N/A          N/A

---------------
(1) Options granted by the Company generally vest in five equal annual installments commencing one year from the date of grant. Of the options granted to Dr. Rubin in 1996, options for 150,000 shares vest in accordance with this schedule. The vesting of the options for the remaining 50,000 shares is contingent upon the achievement of specified goals by Dr. Rubin.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which the options are exercised.

     Option Exercises and Year-End Option Values Table. The following table sets forth certain information regarding the aggregate shares of Common Stock acquired upon option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 1996, as well as the number and value of unexercised stock options held by the Named Executive
Officers as of December 31, 1996.

      AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING
                                                             UNEXERCISED        VALUE OF UNEXERCISED
                                                               OPTIONS          IN-THE-MONEY OPTIONS
                                                             AT YEAR-END             AT YEAR-END
                                                                 (#)                   ($)(2)
                              SHARES                    ---------------------   ---------------------
                            ACQUIRED ON      VALUE          EXERCISABLE/            EXERCISABLE/
NAME                         EXERCISE     REALIZED(1)       UNEXERCISABLE           UNEXERCISABLE
----                        -----------   -----------   ---------------------   ---------------------
Timothy J. Barberich......     33,300      $ 323,838       353,671/410,104      $3,812,065/$2,416,608
David S. Barlow...........          0              0       158,398/341,602        1,401,786/2,334,214
David P. Southwell........          0              0       150,000/280,000        1,368,880/2,077,120
Paul D. Rubin.............          0              0             0/200,000                  0/800,000
Robert F. Scumaci.........          0              0         13,000/52,000             83,600/334,400

---------------
(1) Based on the fair market value of the Common Stock on the date of exercise less the option exercise price.

(2) Value based on the closing sales price of the Company's Common Stock on December 31, 1996 ($16.62), the last trading day of 1996, less the applicable option exercise price.

REPORT OF THE COMPENSATION COMMITTEE

     The executive compensation program of the Company is administered by the Compensation Committee which is composed of three non-employee directors.

     The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industries in which the Company competes. The Compensation Committee establishes the compensation policies of the Company for Timothy J. Barberich, the Chief Executive Officer of the Company, and the Company's two Executive Vice Presidents, Messrs. Barlow and Southwell. In addition, Mr. Barberich recommends compensation packages for the remaining Named Executive Officers which the Compensation Committee reviews and approves. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

     This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 1996 as they affected Mr. Barberich and the Company's other Named Executive Officers.

  Compensation Philosophy

     The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

     - COMPETITIVE AND FAIR COMPENSATION

          The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives at the Company.

     - SUSTAINED PERFORMANCE

          Executive officers are rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and introduction of new processes and products, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

     In evaluating each Named Executive Officer's performance, the Company generally conforms to the following process:

     - Company and individual goals and objectives are set at or prior to the beginning of the performance cycle.

     - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

     - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

     - The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

     Annual compensation for the Company's executives generally consists of two elements -- salary and stock options. In early 1996, the Committee established an executive bonus plan for 1996 pursuant to which executives were entitled to receive bonuses based on achievement of individual performance goals. Bonuses totaling $445,000 were paid to the Named Executive Officers for 1996.

     The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology, timely development and introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     Compensation for Named Executive Officers also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. From time to time, the Compensation Committee chooses to align more closely the vesting of stock options with the achievement by a Named Executive Officer of corporate, business group or individual performance goals. In 1996, the Company granted stock options to purchase an aggregate of 200,000 shares of the Company's Common Stock to Named Executive Officers at an exercise price of $12.62 per share. All stock options granted to Named Executive Officers in 1996 were granted at fair market value on the date of grant.

     Named Executive Officers are also eligible to participate in the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants) in a manner that complies with Section 162(m) of the Code so as to mitigate any disallowance of deductions. The Company's 1991 Plan was amended in 1995 and is being submitted for stockholder reapproval to preserve the availability of tax deductions to the Company that might otherwise be unavailable under Section 162(m) of the Code.

  Mr. Barberich's 1996 Compensation

     Mr. Barberich is eligible to participate in the same executive compensation plans available to the other Named Executive Officers. The Compensation Committee believes that Mr. Barberich's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

     Mr. Barberich's salary for 1996 increased from $225,813 to $251,730. Mr. Barberich received a bonus of $85,000 in 1997 for 1996 performance.

                                          Compensation Committee

                                          James G. Andress
                                          Digby W. Barrios
                                          James F. Mrazek

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. No member of the Compensation Committee was at any time during 1996, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from December 31, 1991 through the year ended December 31, 1996 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on December 31, 1991 and reinvestment of all dividends). Measurement points are on the last trading day of the Company's years ended December 31, 1991, 1992, 1993, 1994, 1995 and 1996.

                          [STOCK PERFORMANCE GRAPH]

                                                                                  NASDAQ
        MEASUREMENT PERIOD                               NASDAQ COMPOSITE     PHARMACEUTICAL
      (FISCAL YEAR COVERED)            SEPRACOR INC.           INDEX               INDEX
12/31/91                                   100                 100                 100
12/31/92                                   112                 116                  83
12/31/93                                    76                 134                  74
12/31/94                                    48                 131                  56
12/31/95                                   216                 185                 102
12/31/96                                   196                 227                 102

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1993 and July 1994, the Company loaned to Mr. Barlow, Executive Vice President and President, Pharmaceuticals, $124,000 and $75,000, respectively, in connection with his relocation to Massachusetts. The loans accrue interest at prime plus 75 basis points and are secured by Mr. Barlow's options for Common Stock of the Company. Originally the loans were payable in June 1996 but in 1996 the Company extended repayment of the loans to June 1997.

     On May 23, 1996 the Company loaned $175,000 to Dr. Rubin to assist with his relocation expenses. The loan was represented by a promissory note. The note was non-interest bearing for the first six months and bore interest at prime plus 75 basis points thereafter compounded and reset quarterly. The note was secured by Dr. Rubin's options for Common Stock of the Company. The note was repayable in full upon the earlier of (i) the termination of Dr. Rubin's employment with the Company or (ii) the sale of Dr. Rubin's existing residence. In August 1996, Dr. Rubin repaid $110,000 of the outstanding amount on the note. A new note representing the remaining outstanding indebtedness of $65,000 was issued. The new note was non-interest bearing for six months and thereafter accrued interest at prime plus 75 basis points. The new note was repayable in full upon the earlier of the (i) termination of Dr. Rubin's employment with the Company or
(ii) payment of Dr. Rubin's 1996 bonus in 1997. The second note was repaid in full by Dr. Rubin in February 1997.

     In March 1996, SepraChem Inc. ("SepraChem"), a wholly owned subsidiary of Sepracor and a supplier of chiral fine chemical intermediates that are used by pharmaceutical companies in the production of single isomer drugs, and Sterling Organics, a United Kingdom manufacturer of fine chemicals, were each contributed to ChiRex Inc. ("ChiRex"), a Delaware corporation formed for the purpose of effecting the contributions. In consideration for its contribution of SepraChem the Company received shares of the common stock of ChiRex. In March 1997, the Company sold all of its shares of ChiRex common stock, resulting in net proceeds to the Company of approximately $31,125,000. In addition, in connection with the contributions, Messrs. Barberich and Southwell received options to purchase 25,039 shares and 6,589 shares, respectively, of the common stock of ChiRex upon the conversion of options to purchase the common stock of SepraChem held by them personally. Subsequently, during 1996, Messrs. Barberich and Southwell exercised all of these options at an exercise price of $1.48 per share and sold all of their shares of the common stock of ChiRex for $257,739 and $70,832, respectively.

EMPLOYMENT AGREEMENTS

     Under a letter agreement, dated June 10, 1994, between the Company and Mr. Southwell, the Company has agreed to pay Mr. Southwell one year's salary plus bonus in the event of termination of Mr. Southwell's employment.

     Under a letter agreement, dated June 14, 1993, between the Company and Mr. Barlow, the Company has agreed to pay Mr. Barlow six months' salary in the event of termination of Mr. Barlow's employment without cause.

     Under a letter agreement, dated February 23, 1995, between the Company and Mr. Scumaci, the Company has agreed to pay Mr. Scumaci nine months' salary plus bonus in the event of termination of Mr. Scumaci's employment by the Company. After five years with the Company, Mr. Scumaci's severance payment, in the event of termination by the Company, will increase to one year's salary plus bonus.

     Under a letter agreement, dated February 23, 1996, between the Company and Dr. Rubin, Dr. Rubin is entitled to an annual salary of $240,000 and a $50,000 signing bonus. In addition, Dr. Rubin received stock options to purchase 200,000 shares of the Company's common stock, the vesting of options to purchase 50,000 of which begin upon the achievement of certain goals and the vesting of the other 150,000 of which occur equally over the first five anniversaries of the date of grant. Furthermore, under the letter agreement, Dr. Rubin was eligible to receive, and in 1997 received, a bonus of $120,000 for his 1996 performance. If Dr. Rubin is terminated by the Company without cause, or if the Company is acquired by a third party for a price per share of $2.00 or less above the exercise price of Dr. Rubin's stock options, Dr. Rubin receives a severance payment of one year's salary.

              PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE COMPANY'S
                        1991 DIRECTOR STOCK OPTION PLAN

     The 1991 Director Stock Option Plan (as amended, the "Director Plan") was adopted by the Board of Directors on June 24, 1991, and approved by the stockholders in July 1991. The Director Plan provided that the then current directors of the Company who were not officers or employees of the Company ("Outside Directors") were entitled to receive non-statutory stock options (the "Initial Options") to purchase 10,000 shares of Common Stock on December 31, 1991. The Director Plan further provides that Outside Directors who join the Company's Board after December 31, 1991 are entitled to receive Initial Options to purchase 10,000 shares of Common Stock on the date that they first become members of the Company's Board of Directors. In addition, the Director Plan provides that non-statutory options (the "Additional Options") to purchase 8,000 shares of Common Stock will be granted to Outside Directors on an annual basis immediately following each annual meeting of stockholders (the "Annual Grant Date"). Each Initial Option is exercisable in equal installments of 2,000 shares beginning on the first anniversary of the date of grant and each Additional Option is exercisable in full immediately prior to the annual meeting of stockholders next following the Annual Grant Date. Only Outside Directors who have served as directors for at least six months prior to an Annual Grant Date shall be eligible to receive an Additional Option under the Director Plan on such date.

     The purpose of the Director Plan is to encourage equity ownership in the Company by Outside Directors of the Company whose continued services are considered essential to the Company's future progress, to provide them with further incentive to remain as directors and to compensate them for their services as directors.

     The Director Plan currently provides that no options may be granted pursuant to the Director Plan after July 1997, the six year anniversary of the approval of the Director Plan by the Company's stockholders. On March 21, 1997 the Board of Directors adopted, subject to stockholder approval, an amendment to the Director Plan extending the period of time during which option grants may be made under the Director Plan to July 31, 1999. If this amendment to the Director Plan is approved by the stockholders, the period of time during which option grants may be made under the Director Plan will be extended to July 31, 1999.

     Summary of the Director Plan. The Director Plan provides for the grant of stock options for up to 275,000 shares of the Company's Common Stock. All options granted under the Director Plan are granted at the fair market value of the Company's Common Stock on the date of grant and require that the exercise price be paid in cash. Options granted under the Director Plan generally are not transferable by the option holder except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than 10 years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one-year period thereafter.

     The Board of Directors may suspend or discontinue the Director Plan or amend it in any respect; provided, however, that without the approval of the stockholders, no amendment may change the number of shares subject to the Director Plan, change the directors eligible to receive options or materially increase the benefits accruing to participants under the Director Plan.

     For a description of outstanding options under the Director Plan, see "Compensation for Directors" above.

     Federal Income Tax Consequences. All options granted under the Director Plan shall be nonstatutory options not entitled to special tax treatment under
Section 422 of the Code (applicable to incentive stock options). Directors will not recognize taxable income upon the grant of a nonstatutory stock option. Nevertheless, directors who exercise a nonstatutory stock option generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the exercise date over the exercise price.

     With respect to any NSO Stock, a director will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a director generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the director's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the director has held the NSO Stock for more than one year prior to the date of the sale.

     The grant of an option under the Director Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary income recognized by a director under the Director Plan.

BOARD RECOMMENDATION

     The Board of Directors believes that the approval of the amendment to the Director Plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

                     PROPOSAL 3 -- REAPPROVAL OF COMPANY'S
                        1991 RESTATED STOCK OPTION PLAN

     In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under the Company's 1991 Restated Stock Option Plan (the "1991 Plan"), the Company is currently authorized to grant options to purchase up to an aggregate of 5,000,000 shares of Common Stock to officers and employees of, and consultants to, the Company. The 1991 Plan was adopted by the Board of Directors and approved by the stockholders in 1991.

     Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million dollars paid to the Company's chief executive officer and four other most highly compensated executive officers. Certain compensation, including "performance-based compensation," is not included in compensation subject to the $1 million dollar limitation. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by the stockholders that provides a limit to the number of shares that may be issued under the plan to any individual.

     In order to preserve the tax deductions to the Company that might otherwise have been unavailable under Section 162(m) of the Code with respect to certain option awards, in 1996 the Board of Directors and the stockholders of the Company approved an amendment to the 1991 Plan limiting to 500,000 the number of shares for which options could be granted under the 1991 Plan to any employee in any year. Under a transitional rule, the adoption of such a limit brought the 1991 Plan into compliance with the requirements of Section 162(m) of the Code through December 31, 1996, the expiration of the transitional period. In order to continue to comply with the requirements of Section 162(m) of the Code the Company is submitting the 1991 Plan, as it currently exists without any additional amendments, to its stockholders for their reapproval. If the stockholders do not vote to reapprove the 1991 Plan, the Company will not grant any further options under the 1991 Plan.

SUMMARY OF THE 1991 PLAN

     The following is a summary of the material provisions of the 1991 Plan.

     The 1991 Plan provides for the grant of stock options to officers, employees (including directors who are also employees) and consultants of the Company and its subsidiaries. Under the 1991 Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, or options not intended to qualify as incentive stock options. Incentive stock options may be granted only to employees of the Company.

     The 1991 Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock covered by the option, (ii) when the option becomes exercisable (generally over a five-year period), (iii) the option exercise price, which, in the case of incentive stock options generally must be at least 100% of the fair market value of the Common Stock as of the date of grant, and
(iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years). Except as otherwise provided in the relevant option agreement, in the event of the sale of all or substantially all of the business or assets of the Company by merger, sale of assets or otherwise, the exercise dates of all options then outstanding under the 1991 Plan shall be accelerated in full.

     Payment of the option exercise price may be made in cash, by delivery of shares of Common Stock held by the optionee, by any other means determined by the Compensation Committee or by any combination of such methods of payment. Options are generally non-transferable other than by will or by the laws of descent and distribution or, in some cases, pursuant to certain domestic relations orders. As of April 1, 1997, 134 employees of the Company were eligible to participate in the 1991 Plan. On April 1, 1997, the closing sales price of the Company's Common Stock on the Nasdaq National Market was $22.75.

     The exercise price of options granted under the 1991 Plan can be greater than, less than or equal to the fair market value of the Common Stock on the date of grant except that for incentive stock options the exercise price generally must be at least 100% of the fair market value of the Common Stock on the date of grant.

     Because option grants under the 1991 Plan are determined on a case-by-case basis by the Compensation Committee of the Board of Directors, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Company at this time. During 1996, all current executive officers as a group received options to purchase 200,000 shares of Common Stock, at a weighted average exercise price of $12.62 per share, and all employees, excluding all current executive officers as a group, received options to purchase 372,500 shares of Common Stock at a weighted average exercise price of $9.34 per share. During 1996, no current director of the Company received options under the 1991 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1991 Plan and with respect to the sale of Common Stock acquired under the 1991 Plan.

  Incentive Stock Options

     In general, an optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, an optionee will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the optionee to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the optionee has owned the ISO Stock at the time it is sold. If the optionee sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the optionee will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the optionee sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the optionee will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the optionee has held the ISO Stock for more than one year prior to the date of sale.

     If an optionee sells ISO Stock for less than the exercise price, then the optionee will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the optionee has held the ISO Stock for more than one year prior to the date of sale.

  Non-statutory Stock Options

     As in the case of an incentive stock option, an optionee will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, an optionee who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, an optionee will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, an optionee generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the optionee's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the optionee has held the NSO Stock for more than one year prior to the date of the sale.

  Tax Consequences to the Company

     The grant of an option under the 1991 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1991 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by an optionee under the 1991 Plan, including as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by optionees under the 1991 Plan who are employees or are otherwise subject to withholding.

BOARD RECOMMENDATION

     The Board of Directors believes that the reapproval of the 1991 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such reapproval.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. is currently serving as the Company's independent accountants. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1985. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of Section 16(a) reports furnished to the Company and representations made to the Company, the Company believes that during 1996 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than December 15, 1997 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          DAVID P. SOUTHWELL
                                          Secretary

April 14, 1997

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

1074-PS-97

                                                                     Appendix A

                                 SEPRACOR INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                  Annual Meeting of Stockholders - May 14, 1997

P                 Those signing on the reverse side, revoking any prior proxies,
R        hereby appoint(s) Timothy J. Barberich and David P. Southwell, or each
O        of them with full power of substitution, as proxies for those signing
X        on the reverse side to act and vote at the 1997 Annual Meeting of
Y Stockholders of Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2, 3 AND 4.

          PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                              IN ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

_____________________________________      _____________________________________

_____________________________________      _____________________________________

_____________________________________      _____________________________________

                                                            SEE REVERSE
                                                                SIDE

[X]  Please mark
     votes as in
     this example.

    A vote FOR the director nominees and FOR proposal numbers 2, 3 and 4 is recommended by the Board of Directors.

    1. Election of Class I Directors  Nominees:

             FOR all                    James G. Andress                                   FOR  AGAINST  ABSTAIN
            nominees                                          2.  Approval of amendment    [ ]    [ ]      [ ]
           (except as    WITHHELD       Robert J. Cresci      to the Company's 1991
          indicated to   from all                             Director Stock Option Plan.
         the countrary)  nominees       James F. Mrazek
               [ ]         [ ]                                3.  Reapproval of the        [ ]    [ ]      [ ]
                                                              Company's 1991 Restated
    INSTRUCTIONS: To withhold authority to vote for           Stock Option plan.
    individual nominee(s) strike a line through each
    such nominee's name. Your shares will be voted            4.  To transact such other   [ ]    [ ]      [ ]
    for the remaining nominee(s).                             business as may properly
                                                              come before the meeting.

                                                                         MARK HERE         [ ]
                                                                     FOR ADDRESS CHANGE
                                                                      OR COMMENTS AND
                                                                      NOTE ON REVERSE

                                                              Please sign this proxy exactly as your name
                                                              appears hereon. Joint owners should each sign
                                                              personally. Trustees and other fiduciaries should
                                                              indicate the capacity in which they sign. If a
                                                              corporation or partnership, this signature should
                                                              be that of an authorized officer who should state
                                                              his or her title.


Signature:_______________  Date:______   Signature:_______________  Date:______

                                                                     Appendix B


                                  SEPRACOR INC.

            1991 DIRECTOR STOCK OPTION PLAN, AS AMENDED AND RESTATED


     1. Purpose
        -------

     The purpose of this 1991 Director Stock Option Plan (the "Plan") of Sepracor Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

     2. Administration
        --------------

     The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

     3. Participation in the Plan
        -------------------------

     Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan, provided, however, that James G. Andress shall not be entitled to receive an Initial Option (as defined below).

     4. Stock Subject to the Plan
        -------------------------

        (a) The maximum number of shares which may be issued under the Plan shall be 275,000 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

        (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

        (c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

     5. Terms Conditions and Form of Options
        ------------------------------------

        Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        (a) OPTION GRANT DATES. Options shall be granted (i) on the effective date of the Plan, to all eligible directors who are directors as of such date, and to all other eligible directors upon his or her election as a director, and
(ii) thereafter to all eligible directors immediately following each annual meeting of stockholders (an "Annual Grant Date"), provided that only eligible directors who have served as directors for at least six months or more prior to an Annual Grant Date shall be entitled to an option pursuant to this subsection
(ii). An option granted pursuant to subsection (i) herein shall be referred to herein as an "Initial Option" 'and an option granted pursuant to subsection (ii) herein shall be referred to herein as a "Reelection Option".

        (b) SHARES SUBJECT TO OPTION. Each Initial Option granted under the Plan shall be exercisable for 10,000 shares of Common Stock. Each Reelection Option granted under the Plan shall be exercisable for 8,000 shares of Common Stock."


        (c) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on Nasdaq or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

        (d) TRANSFERABILITY OF OPTIONS. Except as the Board of Directors may otherwise determine or provide in the applicable option agreement, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the optionee to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

     (e) Exercise Period.
         ---------------

          (i) INITIAL OPTION. Each Initial Option may be exercised on a cumulative basis as to one-fifth of the shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant of such option; and

          (ii) REELECTION OPTION. Each Reelection Option may be exercised in full immediately prior to the annual meeting of stockholders next following the date of grant.

        (f) EXERCISE PERIOD UPON DISABILITY OR DEATH. Notwithstanding the provisions of Section 5(e), an option granted under the Plan may be exercised, to the extent then exercisable, by an optionee who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while acting as a director of the Company, or may be exercised, to the extent then exercisable, upon the death of such optionee while a director of the company by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(h), in each case within the period of one year after the date the optionee ceases to be such a director by reason of such disability or death; provided that, no option shall be exercisable after the expiration of ten years from the date of grant.

        (g) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash or the full consideration for the shares as to which they are exercised.

        (h) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

     6. Assignments
        -----------

        Except as the Board of Directors may otherwise determine or provide in the applicable option agreement, the rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

     7. Effective Date and Time for Granting Options
        --------------------------------------------

        (a) The Plan shall become effective December 31, 1991.

        (b) All options for shares subject to the Plan shall be granted, if at all, not later than six (6) years after the approval of the Plan by the Company's stockholders.

     8. Limitation rights
        -----------------

        (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

        (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

     9. Changes in Common Stock
        -----------------------

        (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number of kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, dale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect so such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind or shares reserved for issuance under the Plan, (ii) the number and kind or shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

        (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company is acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidations unless exercised by the optionee within a specified number of days following the date of such notice.

     10. Amendment of the Plan
         ---------------------

         The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

     11. Notice
         ------

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

     12. Governing Law
         -------------

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                               AMENDMENT NO. 1

                         TO THE AMENDED AND RESTATED

                       1991 DIRECTOR STOCK OPTION PLAN


1. That Section 7 of the Company's 1991 Director Stock Option Plan, as amended and restated (the "Director Plan") be amended, subject to stockholder approval, to delete subsection 7(b) of the Director Plan and replace it in its entirety with the following:

"(b) All options for shares subject to the Plan shall be granted, if at all, not later than July 31, 1999."


                                         Adopted by the Board of
                                         Directors on March 21, 1997

                                         Submitted to the Stockholders
                                         for their approval at the
                                         May 14, 1997 Annual Meeting

                                  SEPRACOR INC.

                         1991 RESTATED STOCK OPTION PLAN
                         -------------------------------


1. Purpose.
   -------

     The purpose of this plan (the "Plan") is to secure for Sepracor Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees and officers of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to
Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined in the Plan).

     The Plan shall be treated as an amendment to and restatement of the Company's 1985 Stock Option Plan, a copy of which is attached hereto as EXHIBIT
A. As amended and restated, the Plan shall apply to all options granted by the Company on or after June 24, 1991, but shall apply, as so amended and restated, to any option granted prior to such date if and only to the extent that the agreement pursuant to which such option was granted is expressly amended in writing to adopt the terms of the Plan. Any options granted prior to June 24, 1991 not so expressly amended shall continue to be governed by the terms set forth in EXHIBIT A.

2. Type of Options and Administration.
   ----------------------------------

     (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-qualified options which are not intended to meet the requirements of
Section 422 of the Code.

     (b) ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

     (c) APPLICABILITY OF RULE 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock or another class of equity security is registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3. Eligibility.
   ----------

     (a) GENERAL. Options may be granted to persons who are, at the time of grant, employees or officers of, or consultants or advisors to, the Company; PROVIDED, that Incentive Stock Options may be granted only to persons who are eligible to receive such options under Section 422 of the Code. In addition, no person shall be granted any Incentive Stock Option under the Plan who, at the time such option is granted, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the requirements of Section 11(b) are satisfied. The attribution of stock ownership provisions of Section 424(d) of the Code, and any successor provisions thereto, shall be applied in determining the shares of stock owned by a person for purposes of applying the foregoing percentage limitation. A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options if the Board of Directors shall so determine. Subject to adjustment as provided in Section 15 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan Shall not exceed 500,000 shares of common stock during any calendar year. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

     (b) GRANT OF OPTIONS TO DIRECTORS AND OFFICERS. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of an officer (as the term "officer" is defined for the purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the full Board of Directors or (ii) by a committee composed solely of two or more "Non-Employee Directors" having full authority to act in the matter. For the purposes of the Plan, a director shall be deemed to be a "Non-Employee Director" only if such person qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4. Stock Subject to Plan.
   ---------------------

     Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan (including the Plan as in effect prior to this amendment and restatement) is 5,000,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall (i) the total number of shares issued pursuant to the exercise of Incentive Stock Options under the Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence or (ii) the total number of shares issued pursuant to the exercise of options by persons who are required to file reports under Section 16(a) of the Exchange Act, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence.

5. Forms of Option Agreements.
   --------------------------

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Each option agreement shall specifically state whether the options granted thereby are intended to be Incentive Stock Options or non-qualified options. Such option agreements may differ among recipients.

6. Purchase Price.
   --------------

     (a) GENERAL. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, PROVIDED, HOWEVER, that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in
Section 11(b), and (ii) in the case of a non-qualified option, the exercise price shall not be less than 50% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option.

     (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7. Option Period.
   -------------

     Each option and all rights thereunder shall expire on such date as the Board of Directors shall determine, except that (i) in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted, (ii) in the case of an Incentive Stock Option described in Section 11(b), such date shall not be later than five years after the date on which the option is granted and (iii) in all cases, options shall be subject to earlier termination as provided in the Plan.

8. Exercise of Options.
   -------------------

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9. Transferability of Options.
   --------------------------

     Except as the Board of Directors may otherwise determine or provide in the applicable option agreement, options shall not be sold, assigned, transferred, pledged, or otherwise encumbered by the optionee to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

10. Effect of Termination of Employment or Other Relationship.
    ---------------------------------------------------------

     Except as provided in Section 11(d) with respect to Incentive Stock Options, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11. Incentive Stock Options.
    -----------------------

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

          (ii) The option exercise period shall not exceed five years from the date of grant.

     (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

          (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-qualified option under the Plan;

          (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

     For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12. Additional Provisions.
    ---------------------

     (a) ADDITIONAL OPTION PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in any option agreement covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b) ACCELERATION, EXTENSION, ETC. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

13. General Restrictions.
    --------------------

     (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14. Rights as a Shareholder.
    -----------------------

     The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations and Related Transactions.
    --------------------------------------------------------------------

     (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

         (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. Merger, Consolidation, Asset Sale, Liquidation, etc.
    ---------------------------------------------------

     (a) GENERAL. Subject to subsection (c) below, in the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such options substituted for Incentive Stock Options shall meet the requirements of
Section 425(a) of the Code, (ii) upon written notice to the optionees, PROVIDE that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

     (c) Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of the sale of all or substantially all of the business or assets of the Company by merger, sale of assets or otherwise, the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate.

17. No Special Employment Rights.
    ----------------------------

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18. Other Employee Benefits.
    -----------------------

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19. Amendment of the Plan.
    ---------------------

     (a) The Plan was initially adopted by the Board of Directors on July 15, 1985, was amended on April 9, 1986, January 1, 1987, January 30, 1990 and August 27, 1990 and was readopted by the Board of Directors as a new Plan on June 24, 1991, each time subject to its becoming effective upon approval by the holders of a majority of the outstanding shares of Common Stock of the Company.

     (b) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or under Rule 16b-3 or with respect to options held by persons who are required to file reports pursuant to Section 16(a) of the Exchange Act, the Board of Directors may not effect such modification or amendment without such approval.

     (c) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20. Withholding.
    -----------

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a director or officer, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21. Cancellation and New Grant of Options, Etc.
    ------------------------------------------

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22. Effective Date and Duration of the Plan.
    ---------------------------------------

     (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no further Incentive Stock Options shall be granted. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23. Provision for Foreign Participants.
    ----------------------------------

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.